Exhibit 99.1

FOR IMMEDIATE RELEASE

XCEL BRANDS ANNOUNCES SECOND QUARTER 2017 FINANCIAL RESULTS

Company Expanding its Presence in Dillard’s

Second Quarter Net Revenues of $8.4 Million

Second Quarter GAAP Net Income of $0.2 Million

Second Quarter Non-GAAP Net Income of $1.5 Million; Adjusted EBITDA of $2.3 Million

NEW YORK, NY (August 9, 2017) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a media and brand management company, today announced its financial results for the second quarter and six months ended June 30, 2017.

Robert W. D'Loren, Chairman and Chief Executive Officer of Xcel commented, “We are focused on providing solutions to help retailers navigate the complex transformation underway within our industry. I am pleased by the continued growth in our department store business as our retail partners work with us to implement these solutions. After the successful launch of our H Halston brand at Dillard’s this March, I am excited that we will be expanding our relationship with Dillard’s by launching our IMNYC Isaac Mizrahi brand this September.”

Mr. D’Loren continued, “The performance of our interactive television business remains strong. The trends within our interactive business are improving with increased productivity per minute, and higher show achievement rates in our apparel businesses. Xcel is well positioned to capitalize on the ongoing transformation that is impacting many of our markets as a result of the unique platform we have created and I am encouraged by the direction we are headed.”

Second Quarter 2017 Financial Results

Total net revenues for the second quarter of 2017 were $8.4 million, down approximately 8% from $9.1 million in the prior year quarter. This was primarily attributable to lower revenue associated with the

C Wonder brand which is transitioning away from QVC and from the exiting of the LCNY license agreement in July 2016, both previously reported. These were partially offset by higher revenues from our wholesale and department store businesses as we increase the number of stores our brands are sold in and expand our short-lead production platform in our department store business into more product categories.

GAAP net income was $0.2 million for the quarter ended June 30, 2017, or $0.01 per share, compared with a net loss of approximately ($0.1) million, or ($0.00) per share on a diluted basis, in the prior year quarter. After adjusting for certain cash and non-cash items, non-GAAP net income for the quarter ended June 30, 2017 was $1.5 million, or $0.08 per diluted share, compared with $1.9 million, or $0.10 per diluted share in the prior year quarter.

Adjusted EBITDA for the quarter ended June 30, 2017 decreased approximately $0.4 million to $2.3 million, compared with $2.7 million for the same quarter in the prior year.

The Company achieved significant growth in Non-GAAP net income and Adjusted EBITDA for the past two consecutive quarters, as the Company’s strategy of focusing on its own brands and the growth of the short lead production platform continues to improve results.

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

First Six Months of Fiscal 2017 Financial Results

Total net revenues for the six months ended June 30, 2017 were $16.8 million, down approximately 4% from $17.5 million in the same period in 2016. The decrease was attributable primarily to lower revenues associated with the management and design of the LCNY brand, partially offset by the previously mentioned higher revenues from our wholesale and department store businesses.

GAAP net loss was approximately ($0.2) million for the six months ended June 30, 2017, or ($0.01) per share, compared with net loss of ($0.1) million, or ($0.01) per share on a diluted basis, for the six months ended June 30, 2016. After adjusting for certain cash and non-cash items, non-GAAP net income for the six months ended June 30, 2017 was $2.7 million, or $0.14 per diluted share, compared with $3.1 million, or $0.16 per diluted share, for the same period in the prior year.

Adjusted EBITDA for the six months ended June 30, 2017 decreased approximately $0.5 million to $4.2 million, compared with $4.7 million for the same period in the prior year.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. generally accepted accounting principles ("GAAP"). Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The Company's balance sheet at June 30, 2017 remained strong, with stockholders' equity of $107.0 million, cash and cash equivalents of $7.6 million, and working capital of approximately $10.8 million. During the current six months, the Company reduced its senior term debt by $5.3 million to $20 million, with a remaining $0.5 million principal payment due over the balance of 2017.

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 5:00 p.m. Eastern Time on Wednesday, August 9, 2017. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 888-857-6931. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 8379955.

About Xcel Brands

Xcel Brands, Inc. (NASDAQ:XELB) is a media and brand management company engaged in the design, production, licensing, marketing, and direct-to-consumer sales of branded apparel, footwear, accessories, jewelry, home goods, and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded by Robert W. D’Loren in 2011 with a vision to reimagine shopping, entertainment, and social as one. Xcel owns and manages the Isaac Mizrahi, Judith Ripka, H Halston, C. Wonder, and Highline Collective brands, pioneering a ubiquitous sales strategy which includes the promotion and sale of products under its brands through interactive television, internet, brick and mortar retail, and e-commerce channels. Headquartered in New York City, Xcel Brands is led by an executive team with significant production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. With a team of over 100 professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. Xcel differentiates by design. www.xcelbrands.com

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident" or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on form 10-K for the year ended December 31, 2016 and its other filings with the SEC, which may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Andrew Berger

SM Berger & Company, Inc.

216-464-6400

andrew@smberger.com

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$7,621	$14,127
Accounts receivable, net	8,748	6,969
Prepaid expenses and other current assets	876	807
Total current assets	17,245	21,903
Property and equipment, net	2,520	2,600
Trademarks and other intangibles, net	110,673	111,220
Goodwill	12,371	12,371
Restricted cash	1,509	1,509
Other assets	1,705	1,517
Total non-current assets	128,578	129,217
Total Assets	$145,823	$151,120

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$1,054	$1,523
Accrued payroll	1,261	2,185
Deferred revenue	73	234
Current portion of long-term debt	3,943	6,427
Current portion of long-term debt, contingent obligations	100	-
Total current liabilities	6,431	10,369
Long-Term Liabilities:
Long-term debt, less current portion	22,019	25,495
Deferred tax liabilities, net	7,914	6,901
Other long-term liabilities	2,472	2,181
Total long-term liabilities	32,405	34,577
Total Liabilities	38,836	44,946

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $.001 par value, 35,000,000 shares authorized at June 30, 2017 and December 31, 2016, and 18,471,001 and 18,644,982 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	18	19
Paid-in capital	98,354	97,354
Retained earnings	8,615	8,801
Total Stockholders' Equity	106,987	106,174

Total Liabilities and Stockholders' Equity	$145,823	$151,120

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016

Net revenues	$8,370	$9,112	$16,800	$17,473

Operating costs and expenses
Salaries, benefits and employment taxes	4,360	4,217	8,727	8,427
Other design and marketing costs	645	831	1,516	1,660
Other selling, general and administrative expenses	1,134	2,020	2,414	3,365
Stock-based compensation	723	1,453	1,806	2,665
Depreciation and amortization	390	359	784	785
Total operating costs and expenses	7,252	8,880	15,247	16,902

Operating income	1,118	232	1,553	571

Interest and finance expense
Interest expense - term debt	304	352	632	663
Other interest and finance charges	44	178	94	302
Total interest and finance expense	348	530	726	965

Income (loss) before income taxes	770	(298)	827	(394)

Income tax provision (benefit)	557	(208)	1,013	(259)

Net income (loss)	$213	$(90)	$(186)	$(135)

Basic net income (loss) per share	$0.01	$(0.00)	$(0.01)	$(0.01)

Diluted net income (loss) per share	$0.01	$(0.00)	$(0.01)	$(0.01)

Basic weighted average common shares outstanding	18,449,210	18,671,648	18,561,453	18,565,198
Diluted weighted average common shares outstanding	18,813,044	18,671,648	18,561,453	18,565,198

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Six Months Ended June 30,
	2017	2016

Cash flows from operating activities
Net loss	$(186)	$(135)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	784	785
Amortization of deferred finance costs	99	94
Stock-based compensation	1,806	2,665
Amortization of note discount	19	158
Deferred income tax	1,013	(259)
Non-cash property exit charge	-	648
Changes in operating assets and liabilities:
Accounts receivable	(1,779)	(2,484)
Prepaid expenses and other assets	(67)	92
Accounts payable, accrued expenses and other current liabilities	(1,394)	449
Deferred revenue	(161)	(558)
Other liabilities	290	875
Net cash provided by operating activities	424	2,330

Cash flows from investing activities
Cost to acquire intangible assets	(18)	-
Purchase of property and equipment	(140)	(1,718)
Net cash used in investing activities	(158)	(1,718)

Cash flows from financing activities
Proceeds from exercise of stock options	-	20
Shares repurchased including vested restricted stock in exchange for withholding taxes	(806)	(302)
Payment of deferred finance costs	(7)	(69)
Payment of long-term debt	(5,959)	(3,000)
Payment of QVC earnout obligation	-	(250)
Net cash used in financing activities	(6,772)	(3,601)

Net decrease in cash and cash equivalents	(6,506)	(2,989)

Cash, cash equivalents, and restricted cash at beginning of period	15,636	17,969

Cash, cash equivalents, and restricted cash at end of period	$9,130	$14,980

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	$7,621	$13,471
Restricted cash	1,509	1,509
Total cash, cash equivalents, and restricted cash	$9,130	$14,980

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$144	$118
Cash paid during the period for interest	$677	$560

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Reconciliation of Non-GAAP measures

(Unaudited)

Non-GAAP net income:

	Quarter Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2017	2016	2017	2016

Net income (loss)	$213	$(90)	$(186)	$(135)
Non-cash interest and finance expense	10	80	19	158
Stock-based compensation	723	1,453	1,806	2,665
Non-recurring facility exit charges	-	670	-	670
Deferred income tax provision	557	(208)	1,013	(259)
Non-GAAP net income	$1,503	$1,905	$2,652	$3,099

Non-GAAP diluted EPS:

	Quarter Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Diluted earnings (loss) per share	$0.01	$(0.00)	(0.01)	$(0.01)
Non-cash interest and finance expense	0.00	0.00	0.00	0.01
Stock-based compensation	0.04	0.08	0.10	0.14
Non-recurring facility exit charges	-	0.03	-	0.03
Deferred income tax provision	0.03	(0.01)	0.05	(0.01)
Non-GAAP diluted EPS	$0.08	$0.10	$0.14	$0.16

Weighted average shares - Non-GAAP diluted:

	Quarter Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Basic weighted average shares	18,449,210	18,671,648	18,561,453	18,565,198
Effect of exercising warrants	363,834	673,995	364,197	663,270
Effect of exercising stock options	-	42,914	328	39,777
Non-GAAP weighted average diluted shares	18,813,044	19,388,557	18,925,978	19,268,245

Adjusted EBITDA:

	Quarter Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2017	2016	2017	2016

Net income (loss)	$213	$(90)	$(186)	$(135)
Depreciation and amortization	390	359	784	785
Interest and finance expense	348	530	726	965
Income tax provision (benefit)	557	(208)	1,013	(259)
State and local franchise taxes	27	24	56	49
Stock-based compensation	723	1,453	1,806	2,665
Non-recurring facility exit charges	-	670	-	670
Adjusted EBITDA	$2,258	$2,738	$4,199	$4,740

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income, exclusive of stock-based compensation, non-cash interest expense from discounted debt related to acquired assets, gain on the reduction of contingent obligations, loss on extinguishment of debt, non-recurring facility exit charges, certain discrete tax items related to vesting or exercise of stock-based awards, and net income or loss from discontinued operations. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income before stock-based compensation, interest and other financing costs, loss on extinguishment of debt, gain on the reduction of contingent obligations, income taxes, other state and local franchise taxes, depreciation and amortization, non-recurring facility exit charges, and net income or loss from discontinued operations.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because they provide supplemental information to assist investors in evaluating our financial results. Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA in a different manner than we calculate these measures. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM